  EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated November 25, 2022 with respect to our audit of the consolidated financial statements of Lexaria Bioscience Corp. as of and for the year ended August 31, 2022, which appears in Lexaria Bioscience Corp.’s Annual Report for the year ended August 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, British Columbia	Chartered Professional Accountants

January 24, 2024